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                                                                     EXHIBIT 3.4



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                DMD RUSSIA, INC.

        DMD RUSSIA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

        FIRST: That the Board of Directors of said corporation, a meeting duly convened and held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

               "RESOLVED: That the Certificate of Incorporation of DMD RUSSIA, INC. be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:

                      "The name of the corporation is

                             DRESSER RUSSIA, INC."

        SECOND: That the said amendment has been consented to and authorized by the sole shareholder by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said DMD RUSSIA, INC. has caused this Certificate to be signed by Rebecca R. Morris, its Vice President, and attested by Alice (Ande) Hinds, its Assistant Secretary, this 16th day of October, 1997.



                                        DMD RUSSIA, INC.



                                        By:   /s/ Rebecca R. Morris
                                             -----------------------------
                                              Rebecca R. Morris
                                              Vice President

ATTEST:


By:  /s/ Alice (Ande) Hinds
    --------------------------
     Alice (Ande) Hinds
     Assistant Secretary